Exhibit 5.2

Anne E. Bomar Senior Vice President and General Counsel Eastern Energy Gas Holdings, LLC 10700 Energy Way Glen Allen, Virginia 23060 (804) 613-5158 Anne.Bomar@bhegts.com

October 9, 2024

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of Eastern Energy Gas Holdings, LLC, a Virginia limited liability company (the “Company”), am an attorney authorized to practice law in the Commonwealth of Virginia and have acted as counsel to the Company in connection with the offering by the Company of $900,000,000 aggregate principal amount of the Company’s 2024 Series A 5.650% Senior Notes due 2054 (the “Notes”). The Notes have been offered pursuant to the Registration Statement on Form S-3, file no. 333-276072 (as amended, the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated October 7, 2024, filed with the Commission on October 7, 2024 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated as of October 7, 2024, filed with the Commission on October 8, 2024 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”).

The Notes have been issued pursuant to the Indenture dated as of October 1, 2013 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by a Sixteenth Supplemental Indenture dated as of October 9, 2024 (the “Supplemental Indenture”) by and between the Company and the Trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indenture, the Notes and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Eastern Energy Gas Holdings, LLC

October 9, 2024

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1.

the Company is validly existing under the laws of its jurisdiction of formation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the Supplemental Indenture and the certificates evidencing the global Notes; and

2.

the Base Indenture, the Supplemental Indenture and the certificates evidencing the Notes have been duly authorized by all necessary limited liability company or other action and have been duly executed and delivered by the Company.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the Commonwealth of Virginia. This opinion is limited to the effect of the current state of the laws of the Commonwealth of Virginia and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Anne E. Bomar

Anne E. Bomar
Senior Vice President and General Counsel of Eastern Energy Gas Holdings, LLC